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                                                                   Exhibit 10.12
                                                                   -------------

                             FORBEARANCE AGREEMENT
                             ---------------------

     THIS FORBEARANCE AGREEMENT (hereinafter, this "Agreement") made this 14th day of October, 1998 by and among:

          BANKBOSTON, N.A. (hereinafter, the "Bank"), a bank organized under the laws of the United States of America with its principal office located at 100 Federal Street, Boston, Massachusetts;

          BANCBOSTON LEASING, INC. (hereinafter, the "Lessor"), a Massachusetts corporation with its principal office located at 100 Federal Street, Boston, Massachusetts;

          ACT MANUFACTURING, INC. (hereinafter, the "Company"), a Massachusetts corporation with its principal office located at 108 Forest Avenue, Hudson, Massachusetts;

          JOHN A. PINO, TRUSTEE OF RE-ACT REALTY TRUST (hereinafter, the "Trust"), under Declaration of Trust dated September 21, 1984 and recorded with the Middlesex County (Southern District) Registry of Deeds at Book 15823, Page 351, as amended from time to time; and

          JOHN A. PINO (hereinafter, "Pino"), an individual with an address c/o 2 Cabot Road, Hudson, Massachusetts.

                                  Background
                                  ----------

     The "Lease Transactions".  Reference is made to certain lease arrangements
     ------------------------
entered into by and between the Lessor and the Company evidenced by, among other things, a Master Lease Agreement (hereinafter, the "Master Lease") dated October 27, 1992 entered into by and between the Lessor and Automated Component Technologies, Inc. and assumed by the Company pursuant to an Assumption Agreement dated December 15, 1994. The Master Lease covers those leases (hereinafter collectively, the "Leases") of the equipment (hereinafter, the "Equipment") listed on Schedule 1, annexed hereto. As security for the Master Lease and the Leases, the Company granted the Lessor a security interest in and to all of the Company's business assets (hereinafter, the "Collateral") pursuant to a certain Subordinate Security Agreement dated January 12, 1995.

     The "Trust Transactions".  Reference is further made to a certain
     ------------------------
Reimbursement Agreement (hereinafter, the "Reimbursement Agreement") dated October 1, 1988 entered into by and between the Bank and the Trust, as amended from time to time, with respect to a certain Letter of Credit (hereinafter, the "Letter of Credit") issued by the Bank for the account of the Trust of support that issue of certain
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industrial revenue bonds (hereinafter, the "Bonds") of the Massachusetts
Industrial Finance Agency designated "Re-Act Realty Trust Project". The Reimbursement Agreement is secured by a certain Mortgage and Security Agreement (hereinafter, the "Mortgage") dated October 1, 1988 and recorded with the Middlesex County (Southern District) Registry of Deeds at Book 19427, Page 427, as amended from time to time. In addition, Pino executed and delivered to the Bank a Limited Guaranty (hereinafter, the "Guaranty") dated February 14, 1995 and a certain Pledge Agreement (hereinafter, the "Pledge Agreement") each dated February 14, 1995 as additional security for the Trust's obligations to the Bank under the Reimbursement Agreement.

     Current Status.  The Company defaulted under the Master Lease and the
     --------------
Leases and the Letter of Credit was to expire by its terms on October 1, 1998. The Company and the Trust have requested that (i) the Bank and the Lessor forbear from exercising their respective rights and remedies upon default, (ii) the Bank extend the expiry date of the Letter of Credit, and (iii) the Lessor release its security interest in the Collateral. In exchange therefor, the Company and the Trust have offered to (i) provide the Lessor with additional security for the Master Lease and the Leases, (ii) satisfy all amounts due under the Master Lease and the Leases on or before February 28, 1999, and (iii) replace the Letter of Credit on or before December 15, 1998. The Bank and the Lessor have agreed to the Company's and the Trust's requests, but only upon the terms and conditions set forth herein.

     Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between
(i) the Bank and the Lessor, and (ii) the Company, the Trust, and Pino (hereinafter collectively, the "Obligors"), as follows:

                 Ratification of Documents; Further Assurances
                 ---------------------------------------------

     1.   The Obligors:

     (a) Hereby ratify, confirm, and reaffirm all and singular the terms and conditions of the documents, instruments, and agreements evidencing the Lease Transactions and the Trust Transactions. The Obligors further acknowledge and agree that, except as specifically modified in this Agreement, all terms and conditions of the those documents, instruments, and agreements shall remain in full force and effect; and

     (b) Shall, from and after the execution of this Agreement, execute and deliver to the Bank and/or the Lessor whatever additional documents, instruments, and agreements that the Bank and/or the Lessor, as the case may be, may require in order to vest or perfect those documents and any

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           collateral granted therein more securely in the Bank and the Lessor, and otherwise to give effect to the terms and conditions of this Agreement.

           Substitute Security for the Master Lease and the Leases
           -------------------------------------------------------

     2. Simultaneously with the execution of this Agreement, the Company is satisfying all amounts owed to the Bank, among others, under a certain Amended and Restated Loan and Security Agreement (the "Loan Agreement") dated December 18, 1994. Upon receipt by the Bank of all amounts required to be paid in connection therewith, the Company shall, no later than October 15, 1998, present to the Lessor a standby letter of credit (hereinafter, the "Standby L/C") for the benefit of the Lessor in the amount of $750,000.00.

     (a) The Standby L/C shall be issued by The Chase Manhattan Bank and shall be in form and substance satisfactory to the Lessor in all respects, in the Lessor's sole and exclusive discretion, and drawable by the Lessor immediately upon the occurrence of an Event of Default, as defined in Paragraph 7, below, through the presentation of an executed Draw Certificate in the form of Exhibit "A", annexed hereto.

     (b) In exchange for the Standby L/C, the Lessor shall release any security interests held by the Lessor in and to any of the Collateral.

           Amendment of the Master Lease and the Leases
           --------------------------------------------

     3. From and after the execution of this Agreement and receipt by the Lessor of the Standby L/C, the Master Lease and the Leases are and shall be amended, as follows:

     (a) The Company shall continue to make all otherwise regularly scheduled payments due under the Master Lease and the Leases as and when due each month.

     (b) The Financial Performance Covenants incorporated into the Master Lease and the Leases by reference to the Loan Agreement are hereby deleted in their entirety.

     (c) The term of the Master Lease and the Leases is amended and shall expire on February 28, 1999. Accordingly, on or before that date, the Company shall pay to the Lessor the amounts set forth on Schedule 2 annexed hereto with respect to each Lease (hereinafter, the "Buyout Amounts").

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   (d)  The payment to the Lessor of the Buyout Amounts shall constitute full satisfaction of the Company's obligations to the Lessor under the Master Lease and the Leases, including the Company's exercise of its option to purchase the Equipment for its fair market value at the end of the term of each Lease.

   (e) Notwithstanding the release by the Lessor of its security interest in the Collateral, the Lessor shall, pending payment of the Buyout Amounts, retain all of its right, title, and interest in and to the Equipment. Upon payment to the Lessor of the Buyout Amounts, the Lessor shall convey all of its right, title, and interest in and to the Equipment to the Company, or to that person designated by the Company.

                      Replacement of the Letter of Credit
                      -----------------------------------

   4. The Bank has extended the expiry date of the Letter of Credit to December 31, 1998. On or before December 15, 1998, the Trust shall replace the Letter of Credit with a replacement letter of credit to support the Bonds, or shall otherwise retire or refinance the Bonds, and the original Letter of Credit shall be returned to the Bank. Upon consummation of the foregoing:

   (a) The Trust's obligations to the Bank under the Reimbursement Agreement shall be satisfied in full.

   (b)  The Bank shall promptly:

           (i) Release and discharge the Mortgage and any other lien or encumbrance held by the Bank as security for the Reimbursement Agreement, and execute and deliver to the Trust all documents reasonably required to effect such release and discharge;

           (ii) Return the Guaranty to Pino and release to Pino all collateral pledged to the Bank pursuant to the Pledge Agreement.

                        Forbearance by Bank and Lessor
                        ------------------------------

   5.   In consideration of the Obligors' performance in accordance with this
Agreement:

   (a) The Bank and the Lessor shall each forbear from enforcing their respective rights and remedies as a result of the Obligors' defaults, until the occurrence of an Event of Default, as defined in Paragraph 7, below.

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     (b)   The Lessor hereby WAIVES any default or event of default under the
           Master Lease or the Leases existing as of the date of this Agreement.

                                Forbearance Fee
                                ---------------

     6. In consideration of the agreement of the Bank and the Lessor to forbear as set forth in this Agreement, upon the execution of this Agreement, the Obligors shall pay to the Bank a forbearance fee in the amount of $25,000.00 (the "Forbearance Fee"). The Forbearance Fee shall be fully earned by the Bank and the Lessor as of the execution of this Agreement. The Forbearance Fee shall be retained by the Bank and the Lessor under all circumstances and shall not be applied in reduction of any amounts otherwise owed to either the Bank or the Lessor.

                               Events of Default
                               -----------------

     7. The occurrence of any one or more of the following events shall constitute an event of default (hereinafter, an "Event of Default") under this
Agreement:

     (a) The failure of the Obligors to promptly, punctually, or faithfully perform any term or condition of this Agreement as and when due, including without limitation the replacement of the Letter of Credit on or before December 15, 1998, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE;

     (b) The failure of the Obligors to pay any amount required to be paid to the Bank or the Lessor under this Agreement as and when due, including without limitation payment of the Buyout Amounts on or before February 28, 1999, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE; or

     (c) Except with respect to payment of the Buyout Amounts on or before February 28, 1999, the failure of the Company to pay any amount required to be paid to the Lessor under the Master Lease or the Leases, which failure shall continue for Fifteen (15) days after delivery by the Lessor to the Company of written notice thereof.

                              Rights Upon Default
                              -------------------

     8.    Upon the occurrence of any Event of Default:

     (a) The Bank's and the Lessor's agreement to forbear as set forth in this Agreement shall automatically terminate and the Bank and the Lessor may immediately commence enforcing their respective rights and remedies.

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     (b)   All liabilities, obligations, and indebtedness of every kind, nature, and description due to the Bank and/or the Lessor by any of the Obligors shall be immediately due and payable in full, without demand, notice, or protest, all of which are hereby expressly WAIVED;

     (c) The Lessor may draw under the Standby L/C up to the full amount thereof.

                              Costs of Collection
                              -------------------

     9. In addition, upon the occurrence of any Event of Default, the Obligors shall reimburse the Bank and the Lessor on demand for any and all costs, expenses, and costs of collection (including attorneys' fees) hereafter reasonably incurred by the Bank and/or the Lessor in connection with the protection, preservation, and enforcement by them of their respective its rights and remedies. The $25,000.00 reserve paid to the Bank in connection with the satisfaction of the amounts due under the Loan Agreement shall also be held by the Bank and the Lessor as additional security for the payment of the foregoing costs, expenses, and costs of collection.

                                    Notices
                                    -------

     10. Any communication between the Bank and/or the Lessor and the Obligors shall be forwarded via certified mail, return receipt requested, or via recognized overnight courier, addressed as follows:

     If to the Bank or the Lessor:

                         BankBoston, N.A.
                         100 Federal Street
                         Mail Stop: MA-BOS 01-06-01
                         Boston, Massachusetts 02110
                         Attention:  Mr. Peter Haley
                                     Vice President

     With a copy via telecopier to:  Donald E. Rothman, Esquire
                                     Riemer & Braunstein
                                     Three Center Plaza
                                     Boston, Massachusetts 02108
                                     Telecopier No. (617) 723-6831

     If to the Obligors:

                         ACT Manufacturing, Inc.
                         2 Cabot Road

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                          Hudson, Massachusetts 01749
                          Attention:  Mr. Douglas Greenlaw
                                      Chief Financial Officer

            With a copy via telecopier to:  Mark D. Smith, Esquire
                                            Testa, Hurwitz & Thibeault, LLP
                                            125 High Street
                                            Boston, Massachusetts 02110
                                            Telecopier No. (817) 248-7100

                                    Waivers
                                    -------

   11. Waiver of Claims. The Obligors hereby acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Bank or the Lessor, or their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns with respect to the Lease Transactions or the Trust Transactions, or otherwise, and that if the Obligors now have, or ever did have, any offsets, defenses, claims, or counterclaims against the Bank or the Lessor, or their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Obligors each hereby RELEASE the Bank and the Lessor, and their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

   12. Non-Interference. From and after the occurrence of any Event of Default, the Obligors agree not to interfere with the exercise by the Bank and/or the Lessor of any of their respective rights and remedies. The Obligors further agree that they shall not seek to distrain or otherwise hinder, delay, or impair the Bank's or the Lessor's efforts to realize upon any collateral, or otherwise to enforce their rights and remedies. The provisions of this Paragraph 12 shall be specifically enforceable by the Bank and/or the Lessor.

   13. Automatic Stay. The Obligors agree that upon the filing of any Petition for Relief by or against any one or more of the Obligors under the United States Bankruptcy Code, the Bank and/or the Lessor shall be entitled to immediate and complete relief from the automatic stay, and the Bank and/or the Lessor shall be permitted to proceed to protect and enforce their respective rights and remedies under state law. The Obligors hereby expressly assent to any motion filed by the Bank and/or the Lessor seeking relief from the automatic stay. The Obligors further hereby expressly WAIVE the protections afforded under Section 362 of the United States Bankruptcy Code with respect to the Bank and the Lessor.

     14. Jury Trial. The Obligors hereby make the following waiver knowingly, voluntarily, and intentionally, and understand that the Bank and the Lessor, in entering into this Agreement or making any financial accommodations to the Obligors, whether now or in the future, are relying on such a waiver: THE OBLIGORS HEREBY IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE BANK OR THE LESSOR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE BANK OR THE LESSOR OR IN WHICH THE BANK OR THE LESSOR IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE OBLIGORS, OR ANY OTHER PERSON, AND THE BANK OR THE LESSOR.

                               Entire Agreement
                               ----------------

     15. This Agreement shall be binding upon, and shall inure to the benefit of the Obligors, the Bank, and the Lessor, and their respective employees, representatives, successors, and assigns. This Agreement and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between the Obligors and the Bank and the Lessor, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement, or any provision of any other document, instrument, or agreement between the Obligors and the Bank or the Lessor shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Bank or the Lessor, then by a duly authorized officer thereof.

                           Construction of Agreement
                           -------------------------

     16. In connection with the interpretation of this Agreement and all other documents, instruments, and agreements incidental hereto:

     (a) All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of The Commonwealth of Massachusetts and are intended to take effect as sealed instruments.

     (b) The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the Bank, the Lessor, and the Obligors under this Agreement.

     (c) In the event of any inconsistency between the provisions of this Agreement and any other document, instrument, or agreement entered into by and between the Bank and/or the Lessor and the Obligors, the provisions of this Agreement shall govern and control.

     (d) The Bank, the Lessor, and the Obligors have prepared this Agreement and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Bank, the Lessor, and the Obligors and shall not be construed against any of the Bank, the Lessor, or the Obligors.

                        Illegality or Unenforceability
                        ------------------------------

     17. Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

                              Informed Execution
                              ------------------

     18. The Obligors warrant and represent to the Bank and the Lessor that the Obligors:

     (a) Have read and understand all of the terms and conditions of this Agreement;

     (b)   Intend to be bound by the terms and conditions of this Agreement;

     (c) Are executing this Agreement freely and voluntarily, without duress, after consultation with independent counsel of their own selection; and

     (d) Acknowledge and agree that the forbearance provided to the Obligors by the Bank and the Lessor pursuant to this Agreement constitutes a fair and reasonable time frame within which the Obligors may pay and perform each and all of their obligations to the Bank and the Lessor.

               (REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, this Agreement has been executed this 14th day of October, 1998.


BANKBOSTON, N.A.                             ACT MANUFACTURING, INC.


By: /s/ Peter Haley                          By: /s/ Douglass C. Greenlaw
   ---------------------------                  ----------------------------
     Title: VICE PRESIDENT                        Title:



BANCBOSTON LEASING, INC.                     RE-ACT REALTY TRUST


By: /s/ Peter Haley                          By: /s/ John A. Pino
   ---------------------------                  ----------------------------
     Title: VICE PRESIDENT                        John A. Pino, Trustee
            AUTHORIZED OFFICER


                                             /s/ John A. Pino
                                             -------------------------------
                                             John A. Pino, Individually